As filed with the Securities and Exchange Commission on March 15, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FIRST MERCHANTS CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Indiana	35-1544218
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification Number)

200 East Jackson Street

Muncie, Indiana 47305

(765) 747-1500

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Mark K. Hardwick

Chief Executive Officer

First Merchants Corporation

200 East Jackson Street

Muncie, Indiana 47305

(765) 747-1500

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With copies to:
Jeremy E. Hill, Esq. Bradley C. Arnett, Esq. Dentons Bingham Greenebaum LLP 2700 Market Tower 10 W. Market Street Indianapolis, Indiana 46204 (317) 635-8900	Brian T. Hunt, Esq. First Vice President – General Counsel First Merchants Corporation 200 East Jackson Street Muncie, Indiana 47305 (765) 747-1500

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

EXPLANATORY NOTE

This registration statement contains:

•

A base prospectus to be used by First Merchants Corporation (the “Company”) in connection with offerings of the Company’s common shares, preferred shares, depositary shares, debt securities, warrants, units and purchase contracts (which prospectus may not be used to sell securities unless accompanied by an applicable prospectus supplement); and

•	A prospectus to be used by the Company in connection with the offering of its common shares under the First Merchants Corporation Dividend Reinvestment and Stock Purchase Plan.

PROSPECTUS

Common Shares

Preferred Shares

Depositary Shares

Debt Securities

Warrants

Units

Purchase Contracts

The securities listed above may be offered and sold by us and/or may be offered and sold, from time to time, by one or more selling security holders to be identified in the future, in amounts, at prices, and on other terms to be determined at the time of the offering. We will provide the specific terms and manner of offering of these securities in supplements to this prospectus. The prospectus supplements may also add, update, or change information contained in this prospectus. You should read this prospectus and the related prospectus supplement carefully before you invest in the securities described in the applicable prospectus supplement.

Our common shares are listed on the Nasdaq Global Select Market and trade under the symbol “FRME.” None of the other securities that we may offer are currently traded on any securities exchange.

We may offer and sell these securities to or through one or more underwriters, dealers and agents or directly to purchasers on a continued or delayed basis.

This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement.

Our principal executive offices are located at 200 East Jackson Street, Muncie, Indiana 47305, and our telephone number at that address is (765) 747-1500.

Investing in the offered securities involves risks. See “Risk Factors” on page 1 of this prospectus.

These securities will be our equity securities or unsecured obligations, will not be savings accounts, deposits or other obligations of any bank or savings association, and will not be insured by the Federal Deposit Insurance Corporation, the bank insurance fund or any other governmental agency or instrumentality.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is March 15, 2022.

RISK FACTORS

Investing in the offered securities involves risk. Prior to making any investment decision with respect to the securities that we may offer, prospective investors should carefully consider the specific factors set forth under the caption “Risk Factors” in the applicable prospectus supplement and in our periodic reports filed with the U.S. Securities and Exchange Commission (the “SEC”) that are incorporated by reference herein, together with all of the other information appearing in this prospectus or in the applicable prospectus supplement or incorporated by reference into this prospectus in light of their particular investment objectives and financial circumstances.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration or continuous offering process. Under this shelf process, we or one or more selling security holders to be identified in the future may from time to time sell any combination of the securities described in this prospectus in one or more offerings.

The following securities may be offered from time to time:

•	common shares;

•	preferred shares, which we may issue in one or more series;

•	depositary shares;

•	debt securities, which we may issue in one or more series;

•	warrants entitling the holders to purchase common shares or debt securities;

•	units; and

•	purchase contracts for the purchase or sale of our common shares, preferred shares, debt securities or depositary shares.

This prospectus provides you with a general description of the securities that we or any selling security holder may offer as well as other information you should know before investing in our securities. Each time that we or any selling security holders offer securities, we will file with the SEC a prospectus supplement containing specific information about the terms of the securities being offered. The prospectus supplement may include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add, update, or change the information in this prospectus. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement, you should rely on the information in that prospectus supplement. You should read both this prospectus and the applicable prospectus supplement together with additional information described under the headings “Where You Can Find More Information” and “Information Incorporated by Reference.”

The registration statement containing this prospectus, including exhibits to the registration statement, provides additional information about us and the securities offered under this prospectus. The registration statement can be read at the SEC website or at the SEC facilities mentioned under the heading “Where You Can Find More Information.”

References to “we,” “us,” “our,” “First Merchants” or the “Company” refer to First Merchants Corporation and its directly or indirectly owned subsidiaries, unless the context otherwise requires. The term “you” refers to a prospective investor.

We have not, and the underwriters and their affiliates and agents have not, authorized any person to provide any information or represent anything about us other than what is contained or incorporated by reference in this prospectus or the applicable prospectus supplement prepared by or on behalf of us or to which we have referred you. We do not, and the underwriters and their affiliates and agents do not, take any responsibility for, and can provide no assurance as to the reliability of, information that others may provide you. The Company may only use this prospectus to sell securities if it is accompanied by a prospectus supplement which includes the specific terms of that offering. The Company is only offering these securities in jurisdictions where the offer is permitted. You should not assume that the information in this prospectus or the applicable prospectus supplement is accurate as of any date other than the dates on the front of those documents.

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The Company may sell securities to underwriters who will sell the securities to the public on terms fixed at the time of sale. In addition, the securities may be sold by the Company directly or through dealers or agents designated from time to time. If the Company, directly or through agents, solicits offers to purchase the securities, the Company reserves the sole right to accept and, together with its agents, to reject, in whole or in part, any of those offers.

The prospectus supplement will contain the names of the underwriters, dealers, or agents, if any, together with the terms of offering, the compensation of those underwriters, dealers, or agents, and the net proceeds to us. Any underwriters, dealers, or agents participating in the offering may be deemed “underwriters” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”).

One or more of our subsidiaries, including First Merchants Bank, may buy and sell any of the securities after the securities are issued as part of their business as a broker-dealer. Those subsidiaries may use this prospectus and the related prospectus supplement in those transactions. Any sale by a subsidiary will be made at the prevailing market price at the time of sale.

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WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements, and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at https://www.sec.gov and on the investor relations page of our website at https://www.firstmerchants.com. Except for those SEC filings incorporated by reference in this prospectus, none of the other information on our website is part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus the information that we file with it, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference is an important part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference, and information that we file in the future with the SEC will automatically modify, supersede or update this prospectus. In other words, in the case of a conflict or inconsistency between information in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

This prospectus incorporates by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”) (other than those “furnished” pursuant to Item 2.02 or Item 7.01 in any Current Report on Form 8-K or other information deemed to have been “furnished” rather than filed in accordance with the SEC’s rules) after the initial filing of the registration statement related to this prospectus until the termination of the offering of the securities covered by the applicable prospectus supplement:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2021;

•	Our Current Reports on Form 8-K filed on February 8, 2022, February 9, 2022, and February 24, 2022; and

•

The description of First Merchants common shares set forth in the registration statement filed by First Merchants pursuant to Section 12 of the Exchange Act, including any amendment or report filed with the SEC for the purpose of updating such description.

Notwithstanding the foregoing, we are not incorporating any document or information deemed to have been furnished and not filed in accordance with SEC rules.

Upon written or oral request, we will provide, at no cost to the requester, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may make a request by writing to or calling us at the following address or telephone number:

First Merchants Corporation

P.O. Box 792

Muncie, Indiana 47308-0792

Attention: Shareholder Relations

Phone Nos.: (765) 741-7278 or

(800) 262-4261, Ext. 27278

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplement contain or incorporate by reference forward-looking statements about the Company that are intended to be subject to the safe harbors created under U.S. federal securities laws. The use of words such as “may”, “will”, “anticipate”, “assume”, “should”, “indicate”, “would”, “believe”, “contemplate”, “expect”, “estimate”, “continue”, “plan”, “point to”, “pattern,” “project”, “would”, “should”, “could”, “can”, “might”, “intend”, “target”, and other similar words and expressions, generally identify forward-looking statements; however, these words are not the exclusive means of identifying such statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts.

By their nature, forward-looking statements are subject to numerous assumptions, risks, and uncertainties. A number of factors could cause actual conditions, events, or results to differ significantly from those described in the forward-looking statements. These factors include, but are not limited to, those which may be set forth in the accompanying prospectus supplement and those under the heading “Risk Factors” included in our Annual Reports on Form 10-K, and other factors described in our periodic reports filed from time to time with the SEC. Actual results, performance or achievement could differ materially from those contained in these forward-looking statements for a variety of reasons, including, without limitation, those discussed under “Risk Factors” in the applicable prospectus supplement and in other information contained in our publicly available filings with the SEC. Other unknown or unpredictable factors also could have a material adverse effect on us and our business, financial condition and results of operations.

You should view forward-looking statements as our management’s strategic objectives rather than absolute forecasts of future performance. Forward-looking statements speak only as of the date they are made, and are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. We are not under any obligation to, or intend to, publicly update or review any of these forward-looking statements, whether as a result of new information, future events or otherwise, even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized. Please carefully review and consider the various disclosures made in the applicable prospectus supplement and in our other reports filed with the SEC that attempt to advise interested parties of the risks and factors that may affect our business, results of operations, financial condition or prospects.

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THE COMPANY

First Merchants is a financial holding company headquartered in Muncie, Indiana and was organized in September 1982. First Merchants common stock is listed on the Nasdaq Global Select Market under the symbol “FRME.” First Merchants has one full-service Indiana commercial bank charter, First Merchants Bank, which opened for business in Muncie, Indiana, in March 1893. First Merchants Bank also operates First Merchants Private Wealth Advisors as a division of First Merchants Bank. First Merchants Bank includes over 109 banking locations in Indiana, Illinois, Michigan and Ohio. In addition to its traditional branch network, First Merchants offers comprehensive electronic and mobile delivery channels to its customers. First Merchants’ business activities are currently limited to one significant business segment, which is community banking.

First Merchants is registered as a bank holding company and has elected to be a financial holding company. We are subject to the supervision of, and regulation by the Board of Governors of the Federal Reserve under the Bank Holding Company Act of 1956, as amended. Bank holding companies are required to file periodic reports with and are subject to periodic examination by the Federal Reserve. As an Indiana state-chartered bank that is a member of the Federal Deposit Insurance Corporation (the “FDIC”), First Merchants Bank is subject to extensive supervision, examination and regulation by the Indiana Department of Financial Institutions (the Bank’s primary regulator) and the FDIC (the Bank’s primary federal regulator).

As of December 31, 2021, First Merchants had consolidated assets of $15.5 billion, consolidated deposits of $12.7 billion and shareholders’ equity of $1.9 billion. As of December 31, 2021, First Merchants and its subsidiaries had 1,821 full-time equivalent employees.

SECURITIES WE MAY OFFER

We may use this prospectus to offer securities in one or more offerings. A prospectus supplement, which we will provide each time we offer securities, will describe the amounts, prices and detailed terms of the securities and may describe risks associated with an investment in the securities. We will also include in the prospectus supplement, where applicable, information about material United States federal income tax considerations relating to the securities. Terms used in this prospectus will have the meanings described in this prospectus unless otherwise specified. The securities of each class as described in this prospectus may also be offered and sold, from time to time, by one or more selling security holders to be identified in the future.

We may sell the securities to or through underwriters, dealers or agents or directly to purchasers. We, as well as any agents acting on our behalf, reserve the sole right to accept or to reject in whole or in part any proposed purchase of our securities. Each prospectus supplement will set forth the names of any underwriters, dealers or agents involved in the sale of our securities described in that prospectus supplement and any applicable fee, commission or discount arrangements with them.

This prospectus may not be used to sell securities unless accompanied by the applicable prospectus supplement.

Common Shares

We may sell our common shares, which have no par value. In a prospectus supplement, we will describe the aggregate number of shares offered, the offering price or prices of the shares, dividend rights, voting rights, rights upon liquidation or dissolution, and other relevant rights with respect to the common shares offered for sale in any such offering.

Preferred Shares and Depositary Shares

We may sell our preferred shares, which have no par value, in one or more series. In a prospectus supplement, we will describe the specific designation, the aggregate number of shares offered, the dividend rate or manner of calculating the dividend rate, the dividend periods or manner of calculating the dividend periods, the ranking of the shares of the series with respect to dividends, liquidation and dissolution, the stated value of the shares of the series, the voting rights of the shares of the series, if any, whether and on what terms the shares of the series will be convertible or exchangeable, whether and on what terms we can redeem the shares of the series, whether we will offer depositary shares representing shares of the series and if so, the fraction or multiple of a preferred share represented by each depositary share, whether we will list the preferred shares or depositary shares on a securities exchange and any other specific terms of the series of preferred shares.

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Debt Securities

We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible or exchangeable debt. We will provide a prospectus supplement that describes the ranking, whether senior or subordinated, the level of seniority or subordination (as applicable), the specific designation, the aggregate principal amount, the purchase price, the maturity, the redemption terms, the interest rate or manner of calculating the interest rate, the time of payment of interest, if any, the terms for any conversion or exchange, including the terms relating to the adjustment of any conversion or exchange mechanism, the listing, if any, on a securities exchange and any other specific terms of the debt securities.

Warrants

We may issue warrants, in one or more series, for the purchase of our common shares, preferred shares and/or debt securities. Warrants may be offered independently, together with other securities offered by any prospectus supplement, or through a dividend or other distribution to shareholders and may be attached to or separate from other securities. In a prospectus supplement, we will inform you of the exercise price and other specific terms of the warrants, including whether our or your obligations, if any, under any warrants may be satisfied by delivering or purchasing the underlying securities or their cash value.

Units

We may sell any combination of one or more of the other securities described in this prospectus, together as units. In a prospectus supplement, we will describe the particular combination of securities constituting any units and any other specific terms of the units.

Purchase Contracts

We may issue purchase contracts, including purchase contracts issued as part of a unit with one or more other securities, for the purchase or sale of our common shares, preferred shares, debt securities or depositary shares. The applicable prospectus supplement will describe the terms of any purchase contracts and, if applicable, collateral arrangements and depositary arrangements relating to such purchase contracts.

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USE OF PROCEEDS

We will retain broad discretion over the use of the net proceeds from the sale of the securities offered hereby. Unless otherwise specified in the applicable prospectus supplement, we expect to use the net proceeds of our sale of securities for general corporate purposes. General corporate purposes may include, among others, the following:

•	the repayment of existing indebtedness;

•	making contributions to the capital of our bank subsidiary to support its lending, investing and other financial services activities;

•	the repurchase of our common shares; and

•	funding acquisitions of other institutions or branches if opportunities for such transactions become available.

Pending such use, we may temporarily invest the net proceeds in short-term securities or reduce our short-term indebtedness, or we may hold the net proceeds in deposit accounts in our subsidiary bank.

PLAN OF DISTRIBUTION

We may sell the offered securities:

•	through agents;

•	to or through underwriters; or

•	directly to other purchasers.

Any underwriters or agents will be identified and their discounts, commissions and other items constituting underwriters’ compensation and any securities exchanges on which the securities are listed will be described in the applicable prospectus supplement or term sheet.

We (directly or through agents) may sell, and the underwriters may resell, the offered securities in one or more transactions, including negotiated transactions, at a fixed public offering price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

In connection with the sale of offered securities, the underwriters or agents may receive compensation from us or from purchasers of the offered securities for whom they may act as agents. The underwriters may sell offered securities to or through dealers, who may also receive compensation from purchasers of the offered securities for whom they may act as agents. Compensation may be in the form of discounts, concessions or commissions. Underwriters, dealers and agents that participate in the distribution of the offered securities may be underwriters as defined in the Securities Act and any discounts or commissions received by them from us and any profit on the resale of the offered securities by them may be treated as underwriting discounts and commissions under the Securities Act.

We may indemnify the underwriters and agents against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments they may be required to make in respect of such liabilities.

Underwriters, dealers and agents may engage in transactions with, or perform services for, us or our affiliates in the ordinary course of their businesses.

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LEGAL MATTERS

Unless otherwise indicated in the applicable prospectus supplement, the validity of the securities offered hereby will be passed upon for us by Dentons Bingham Greenebaum LLP, Indianapolis, Indiana.

EXPERTS

The consolidated financial statements of First Merchants and its affiliates incorporated in this prospectus by reference to First Merchants’ Annual Report on Form 10-K for the year ended December 31, 2021, were audited by BKD, LLP, an independent registered public accounting firm, whose report thereon contained in such Annual Report on Form 10-K is incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance upon such report of BKD, LLP given upon the authority of such firm as experts in auditing and accounting.

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PROSPECTUS

DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

1,000,000 Common Shares

The Dividend Reinvestment and Stock Purchase Plan (the “Plan”) of First Merchants Corporation (“First Merchants” or the “Company”) provides existing holders of the Company’s Common Stock, no par value (the “Common Stock”), with a simple and convenient method of purchasing additional shares of Common Stock without acquisition fees of any kind. Any holder of record of the Corporation’s Common Stock is eligible to join the Plan.

By participating in the Plan, shareholders may elect to have their cash dividends on all or a portion of the shares held by the shareholder automatically reinvested in additional shares of Common Stock. In addition, shareholders may elect to make optional cash payments of not less than $25 and up to an aggregate of $5,000 per calendar quarter for the purchase of additional shares of Common Stock. Shareholders may elect to participate in the dividend reinvestment option, the cash payment option, or both.

The price at which shares of Common Stock will be credited to participant accounts under the Plan will be: (i) the average of the closing price for the Company’s Common Stock as reported on the Nasdaq Global Select Market for the five (5) consecutive trading days ending on the date of purchase for shares acquired from the Company and/or (ii) the average price paid for shares acquired on the open market. Dividends will be reinvested on a quarterly basis on the applicable dividend payment date. Shares will be purchased with optional cash payments received at least five (5) days before the end of the month, on a monthly basis on the first business day of the following month.

A shareholder may become a participant in the Plan by completing an Enrollment Form and returning it to Broadridge Corporate Issuer Solutions, Inc. (“Broadridge” or the “Plan Administrator”). Shareholders who do not wish to participate in the Plan need do nothing and will continue to receive their cash dividends, if and when declared, as usual.

Our principal executive offices are located at 200 East Jackson Street, Muncie, Indiana 47305, and our telephone number at that address is (765) 747-1500.

Investing in the Common Stock involves risks. See “Risk Factors” on page 3 of this prospectus.

These securities will be our equity securities, will not be savings accounts, deposits or other obligations of any bank or savings association, and will not be insured by the Federal Deposit Insurance Corporation, the bank insurance fund or any other governmental agency or instrumentality.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this Prospectus is March 15, 2022.

No dealer, salesperson or other individual has been authorized to give any information or to make any representations not contained or incorporated by reference in this prospectus. If given or made, such information must not be relied upon as having been authorized by First Merchants. This prospectus does not constitute an offer to sell, or solicitation of an offer to buy, the securities in any jurisdiction where or to any person to whom it is unlawful to make any such offer or solicitation. Neither the delivery of this prospectus nor any offer or sale made hereunder shall, under any circumstances, create an implication that there has not been a change in the facts set forth in this prospectus or in the affairs of First Merchants since the date hereof.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates by reference forward-looking statements about First Merchants that are intended to be subject to the safe harbors created under U.S. federal securities laws. The use of words such as “may”, “will”, “anticipate”, “assume”, “should”, “indicate”, “would”, “believe”, “contemplate”, “expect”, “estimate”, “continue”, “plan”, “point to”, “pattern,” “project”, “would”, “should”, “could”, “can”, “might”, “intend”, “target”, and other similar words and expressions, generally identify forward-looking statements; however, these words are not the exclusive means of identifying such statements. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts.

By their nature, forward-looking statements are subject to numerous assumptions, risks, and uncertainties. A number of factors could cause actual conditions, events, or results to differ significantly from those described in the forward-looking statements. These factors include, but are not limited to, those which may be set forth under the heading “Risk Factors” in our periodic reports filed with the U.S. Securities and Exchange Commission (the “SEC”) that are incorporated by reference herein, and other factors described in our periodic reports filed from time to time with the SEC. Actual results, performance or achievement could differ materially from those contained in these forward-looking statements for a variety of reasons, including, without limitation, those discussed under “Risk Factors” in our periodic reports filed with the SEC. Other unknown or unpredictable factors also could have a material adverse effect on us and our business, financial condition and results of operations.

You should view forward-looking statements as our management’s strategic objectives rather than absolute forecasts of future performance. Forward-looking statements speak only as of the date they are made, and are inherently subject to uncertainties, risks and changes in circumstances that are difficult to predict. We are not under any obligation to, or intend to, publicly update or review any of these forward-looking statements, whether as a result of new information, future events or otherwise, even if experience or future events make it clear that any expected results expressed or implied by those forward-looking statements will not be realized. Please carefully review and consider the various disclosures made in this prospectus and in our other reports filed with the SEC that attempt to advise interested parties of the risks and factors that may affect our business, results of operations, financial condition or prospects.

THE COMPANY

First Merchants is a financial holding company headquartered in Muncie, Indiana and was organized in September 1982. First Merchants common stock is listed on the Nasdaq Global Select Market under the symbol “FRME.” First Merchants has one full-service Indiana commercial bank charter, First Merchants Bank, which opened for business in Muncie, Indiana, in March 1893. First Merchants Bank also operates First Merchants Private Wealth Advisors as a division of First Merchants Bank. First Merchants Bank includes over 109 banking locations in Indiana, Illinois, Michigan and Ohio. In addition to its traditional branch network, First Merchants offers comprehensive electronic and mobile delivery channels to its customers. First Merchants’ business activities are currently limited to one significant business segment, which is community banking.

First Merchants is registered as a bank holding company and has elected to be a financial holding company. We are subject to the supervision of, and regulation by the Board of Governors of the Federal Reserve under the Bank Holding Company Act of 1956, as amended. Bank holding companies are required to file periodic reports with and are subject to periodic examination by the Federal Reserve. As an Indiana state-chartered bank that is a member of the Federal Deposit Insurance Corporation (the “FDIC”), First Merchants Bank is subject to extensive supervision, examination and regulation by the Indiana Department of Financial Institutions (the Bank’s primary regulator) and the FDIC (the Bank’s primary federal regulator).

As of December 31, 2021, First Merchants had consolidated assets of $15.5 billion, consolidated deposits of $12.7 billion and shareholders’ equity of $1.9 billion. As of December 31, 2021, First Merchants and its subsidiaries had 1,821 full-time equivalent employees.

References to “we,” “us,” “our,” “First Merchants” or the “Company” refer to First Merchants Corporation and its directly or indirectly owned subsidiaries, unless the context otherwise requires. The term “you” refers to a prospective investor.

RISK FACTORS

Investing in the Company’s Common Stock involves risk. Prior to making any investment decision with respect to our Common Stock, prospective investors should carefully consider the specific factors set forth under the caption “Risk Factors” in our periodic reports filed with the SEC that are incorporated by reference herein, together with all of the other information appearing in this prospectus or incorporated by reference into this prospectus in light of their particular investment objectives and financial circumstances. Our business operations, our financial results, and the value of our Common Stock could also be impaired by risks and uncertainties not presently known to us or that we currently deem immaterial.

Risks Relating to Participation in the Plan

You will not know the price of the shares you are purchasing under the Plan at the time you authorize the investment or elect to have your subsequent dividends reinvested.

The price of our shares may fluctuate between the time you decide to purchase shares under the Plan and the time of actual purchase. In addition, during this time period, you may become aware of additional information that might affect your investment decision, but you may not be able to change or cancel your purchase authorization.

You will not be able to direct the specific time or price at which your shares are sold under the Plan.

If you instruct the Plan Administrator to sell shares under the Plan, you will not be able to direct the time or price at which your shares are sold. The price of our shares may decline between the time you decide to sell shares and the time of actual sale.

THE DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

The following is a question and answer statement of the provisions of the Dividend Reinvestment and Stock Purchase Plan (the “Plan”) for shareholders of the Company. Questions and Answers 1 through 33 both explain and constitute the Plan, as last modified by the Board of Directors on July 16, 2020.

PURPOSE

1.    What is the purpose of the Plan?

The purpose of the Plan is to provide existing holders of the Company’s Common Stock with a simple and convenient way to invest cash dividends and optional cash payments in shares of Common Stock of the Company without payment of brokerage commissions or service charges. Shares of Common Stock may be purchased from the Company or, in the discretion of the Company, may be purchased on the open market. The Company will receive additional funds for its general corporate purposes, including investments in or extensions of credit to its banking subsidiaries, for those shares purchased from the Company. The Company will not receive any funds from the purchase of shares of Common Stock which occur in open market transactions.

ADVANTAGES

2.    What are the advantages of the Plan to Shareholders?

—	Reinvestment of dividends on shares of Common Stock without any brokerage commissions or service charges;

—	Investment of additional cash within specified limits in Common Stock without any brokerage commissions or service charges;

—	Obtain full investment use of funds as the Plan provides for fractions of shares to be credited to participant accounts; and

—	Avoid cumbersome safekeeping requirements and record keeping costs through the custodial service and reporting provisions of the Plan.

PARTICIPATION

3.    Who is eligible to participate?

All existing holders of record of Common Stock are eligible to participate in the Plan. Owners of Common Stock whose shares are registered in the name of a broker, bank or other nominee and who wish to participate in the Plan must either (1) become a shareholder of record by having some or all of those shares transferred to his or her name or (2) coordinate participation in the Plan through the broker, bank or other nominee in whose name his or her shares of Common Stock are held.

4.    How does an eligible shareholder participate?

An eligible holder of Common Stock may join the Plan at any time by completing the enclosed Enrollment Form and mailing the completed form to Broadridge Corporate Issuer Solutions, Inc., P.O. Box 1342, Brentwood, NY 11717. Alternatively, eligible shareholders may download an Enrollment Form from the Company’s website at https://www.firstmerchants.com by first clicking on the “Investor Relations” link, then clicking on the “Dividend Reinvestment and Stock Purchase Plan” link under the “Stock Data” tab, and completing and mailing the Enrollment Form as described above. Enrollment Forms may also be obtained from Broadridge, which is acting as the Plan Administrator, by writing to Broadridge at the address provided above or by telephoning them at (888) 401-4448. Further, shareholders may enroll online by visiting the Broadridge website at http://shareholder.broadridge.com/frme. In order to access their accounts online, shareholders will need to know their account number.

5.    When may a shareholder join the Plan?

An eligible shareholder may join the Plan at any time. If an Enrollment Form specifying reinvestment of dividends is received by Broadridge on or before the record date established for a particular dividend, reinvestment will commence with that dividend. The months in which the Company’s usual dividend record dates for determining shareholders entitled to receive dividends are March, June, September and December of each year, while the related dividend payment dates typically occur on a subsequent date in each such March, June, September and December of each year. If the Enrollment Form is received after the record date established for a particular dividend, then the reinvestment of dividends will not begin until the dividend payment date following the next record date, as applicable. Optional cash payments are addressed in Question 11.

6.    What does the Enrollment Form provide?

The Enrollment Form allows the shareholder to indicate how he or she wishes to participate in the Plan by checking the appropriate box. The options available to participating shareholders are:

TO PARTICIPATE IN FULL DIVIDEND REINVESTMENT ONLY

Reinvest dividends on all shares then or subsequently held.

TO PARTICIPATE IN PARTIAL DIVIDEND REINVESTMENT ONLY

Reinvest dividends on a designated portion of shares then or subsequently held.

TO MAKE OPTIONAL CASH PURCHASES ONLY

Permits optional cash payments, at any time, of not less than $25 and up to an aggregate of $5,000 per calendar quarter for the purchase of additional shares without reinvesting dividends on shares otherwise not in the Plan.

TO REINVEST DIVIDENDS AND TO MAKE OPTIONAL CASH PURCHASES

Reinvest dividends on all or a designated portion of shares then or subsequently held and also permits optional cash payments, at any time, of not less than $25 and up to an aggregate of $5,000 per calendar quarter.

Participants may elect the dividend option for all or a designated portion of shares then or subsequently held.

7.    May a participant change his or her method of participation after enrollment?

A participant may elect to change his or her method of participation at any time after enrollment by requesting and executing a new Enrollment Form and returning it to Broadridge. Changes in method of participation will be effective for dividend payment dates in the same manner as initial participation.

COSTS

8.    Are there any expenses to participants in connection with purchases under the Plan?

No. Participants will incur no brokerage commissions or service charges for purchases made under the Plan. All costs of administration of the Plan will be paid by the Company. (See Question 24 and Question 25 for a discussion of payment by participants of brokerage costs and transfer taxes associated with termination of participation and sale of shares under the Plan.)

PURCHASES

9.    How many shares of Common Stock will be purchased for participants?

The number of shares to be purchased depends on the amount of dividends and optional cash payments and the purchase price of Common Stock. Each participant’s account will be credited with the number of shares, including fractions computed to four decimal places, equal to the total amount to be invested divided by the purchase price per share. There is no provision in the Plan for participants to purchase a specific number of shares.

10.    When and at what price will shares of Common Stock be purchased under the Plan?

Purchases with reinvested dividends will be made on the dividend payment date. Purchases with optional cash payments, if timely received, will be made on the first business day of the month following the month in which the optional payment is received by Broadridge (the “Investment Date”). Optional cash payments received at least five (5) business days before the Investment Date will be applied to the purchase of Common Stock for the account of the participant on such Investment Date.

The price at which shares of Common Stock will be credited to participant accounts under the Plan will be: (i) the average of the closing price of the Company’s Common Stock as reported on the Nasdaq Global Select Market for the five (5) consecutive trading days ending on the date of purchase of shares acquired from the Company and/or (ii) the average price paid for shares acquired on the open market.

In making purchases for the participant’s accounts, Broadridge may commingle the participant’s funds with those of other shareholders of the Company participating in the Plan. The price at which Broadridge shall be deemed to have acquired shares for the participant’s account shall be the average price of all shares purchased by it, as agent for the participants in the Plan, with the proceeds of a single cash dividend of the Company, together with any optional cash payments being concurrently invested or with the proceeds of any additional cash payments being invested at a time other than concurrently with a cash dividend. The Company may utilize an independent purchasing agent to assist it in the purchases of shares of Common Stock, other than the shares purchased from the Company.

OPTIONAL CASH PAYMENTS

11.    Who will be eligible to make optional cash payments?

Shareholders who have submitted a signed Enrollment Form electing optional cash payments are eligible to make optional cash payments at any time.

Any shareholder who wants to make only optional cash payments (and not reinvest dividends on shares held outside the Plan), should check the “All Cash – Do Not Reinvest My Dividends” box on the Enrollment Form.

An initial optional cash payment may be made by a participant when enrolling in the Plan by enclosing a check or money order with the Enrollment Form or by enrolling in the Plan’s automatic monthly investment feature. Checks or money orders should be made payable to Broadridge. Optional cash payments may thereafter be made at any time by sending a check or money order to Broadridge for each purchase or by authorizing an individual automatic deduction from the participant’s bank account. While optional cash payments may be made at any time, such payments should be sent so that they are received by Broadridge not later than five (5) business days before the Investment Date. No interest will be paid on optional cash payments; consequently, a participant may wish to delay transmitting optional cash payment funds via check or money order until shortly before the Investment Date while still allowing enough time for Broadridge to receive the funds five (5) business days prior to such date.

Alternatively, if a participant wishes to make regular monthly purchases, a participant may make optional cash payments by authorizing automatic monthly deductions from the participant’s bank account. This feature enables a participant in the Plan to make ongoing investments without having to submit a check or money order. See Question 14 for more detailed information on the automatic monthly investment feature of the Plan.

12.    What are the limitations on the amount of optional cash payments?

The same amount of money need not be sent each month and a participant is under no obligation to make an optional cash payment in any month or quarter. Any optional cash payment must be at least $25 and may not aggregate more than $5,000 in any calendar quarter. Only checks or money orders should be remitted unless a participant is using the automatic deduction features of the Plan.

13.    Under what circumstances will optional cash payments be returned?

In the event that a participant’s check or automatic investment is returned to Broadridge for insufficient funds, Broadridge will debit any uninvested amount from such participant’s account. However, if the funds have already been invested, Broadridge will sell the shares that have been purchased to satisfy full amount of the returned check or automatic investment. If the sale of the shares purchased is not sufficient to satisfy the full amount of the returned check or automatic investment, Broadridge will sell additional shares from such participant’s account to satisfy the full amount of the returned check or automatic investment. Broadridge will also sell additional shares from such participant’s account to cover the $25 returned check fee.

Further, upon written request of a participant submitted to Broadridge, optional cash payments received by Broadridge will be returned to such participant at least two (2) business days prior to the Investment Date.

14.    What is the automatic monthly investment feature of the Plan and how does it work?

A participant in the Plan may make optional cash payments of not less than $25 per payment nor more than an aggregate total of $5,000 during a calendar quarter by means of a monthly automatic electronic funds transfer from a predesignated account with a United States financial institution. Any automatic monthly investment will be treated as an initial cash investment or an optional cash purchase.

To initiate automatic monthly investments, a participant must complete and sign the automatic monthly deduction portion of the Enrollment Form and return it to Broadridge with a voided blank check (checking account) or deposit slip (savings account) for the account from which funds are to be drawn. Elections to participate in the automatic monthly deduction feature of the Plan will be processed and will become effective as promptly as practicable following receipt by Broadridge of the Enrollment Form.

Once automatic monthly investment is initiated, funds will be drawn from the participant’s designated financial institution account on the tenth (10th) day of each month, or the preceding business day, and will be invested in Common Stock on the next Investment Date.

Each participant may change the amount of his or her automatic monthly investment or the designated account from which funds are drawn at any time by completing, signing and submitting to Broadridge a new Enrollment Form containing the requested changes. To be effective with respect to the next Investment Date, however, the new Enrollment Form must be received by Broadridge at least two (2) business days preceding the tenth (10th) day of the month. Otherwise, the change will not be effective until the following month’s Investment Date. Any participant may terminate his or her automatic monthly investment at any time by notifying Broadridge in writing.

ADMINISTRATION

15.    Who administers the Plan for participants?

Broadridge Corporate Issuer Solutions, Inc. has been designated by the Company as the plan administrator to administer the Plan for participants, keep records, send statements of account to participants and perform other duties relating to the Plan. Shares of Common Stock purchased under the Plan will be registered in the name of Broadridge, and credited to the account of the individual participants. Broadridge also serves as Transfer Agent for the Common Stock. The Company may utilize an independent purchasing agent to assist it in the purchase of shares of Common Stock on the open market. Broadridge is not acting as a broker-dealer and will not execute any purchase or sale on behalf of any participant. Rather, Broadridge will forward requests to purchase or sell such shares to a broker-dealer appointed by Broadridge, including possibly a broker-dealer affiliated with Broadridge, who will execute the transaction.

REPORTS TO PARTICIPANTS

16.    What kind of reports will be sent to participants in the Plan?

Participants will receive a statement of account following purchase or reinvestment activity. Each statement will contain the date of the purchase or reinvestment, the amount purchased or reinvested, the effective purchase price per share, the number of shares acquired and the number of shares held after such acquisition. These statements will provide a record of the cost of purchase of shares under the Plan and should be retained for tax purposes. In addition, as shareholders of record, participants will receive copies of the Company’s annual and quarterly reports to shareholders, proxy statements and information for income tax reporting purposes.

DIVIDENDS

17.    Will a participant be credited with dividends on shares held in his or her account under the Plan?

Yes. As the record holder for the shares held in the participant accounts under the Plan, Broadridge will receive dividends for all Plan shares held on the dividend record date, will credit such dividends to such accounts on the basis of full and fractional shares held and will automatically reinvest such dividends in additional shares of Common Stock.

CERTIFICATES FOR SHARES

18.    Will certificates be issued for shares of Common Stock purchased under the Plan?

Unless requested, certificates for shares of Common Stock purchased under the Plan will not be delivered to participants. Certificates for shares purchased under the Plan will be registered in the name of Broadridge for participants in the Plan. The number of shares credited to the account of a participant under the Plan will be shown on his or her statement of account. This feature protects against loss, theft or destruction of stock certificates.

Certificates for any number of whole shares credited to the account of a participant will be issued without charge within thirty (30) days of receipt of a written request. Certificates representing fractional shares will not be issued under any circumstances.

A request for issuance of Plan shares, including issuance of all of the shares in a participant’s account, does not constitute a termination of participation in the Plan by the participant. Termination may be effected only through the delivery to Broadridge of a written notice of termination. (See Question 23.)

WITHDRAWAL OF SHARES ON PLAN ACCOUNTS

19.    How may a participant withdraw shares purchased under the Plan?

A participant may withdraw all or a portion of the shares credited to his or her account under the Plan by notifying Broadridge in writing that he or she wishes to withdraw shares and specifying the number of whole shares to be withdrawn. This notice should be mailed to Broadridge. Certificates for the whole shares of Common Stock so withdrawn will be registered in the name of and issued to the participant within thirty (30) days of receipt of the written request. In no case will certificates representing fractional shares be issued. All future dividends paid on withdrawn shares will be credited to the participant’s account.

20.    What happens to any fractional share when a participant withdraws all shares from the Plan?

If a participant’s account contains a fractional share and the participant has requested that all shares be withdrawn from his or her account including the fractional share, a cash payment equal to the closing price of the Common Stock as reported on the Nasdaq Global Select Market on such date multiplied by such fraction will be made. This cash payment, together with certificates for the whole shares, will be mailed directly to the withdrawing participant.

21.	What happens to a participant’s Plan account if all shares of Common Stock in the participant’s own name are transferred or sold?

If a participant who has elected the dividend reinvestment option disposes of all shares of Common Stock registered in his or her own name, dividends on shares credited to his or her Plan account will continue to be reinvested until Broadridge receives a written request for withdrawal from the Plan from the participant.

22.    Will dividends on shares withdrawn from the Plan continue to be reinvested?

If a participant has elected the dividend reinvestment option, cash dividends with respect to shares withdrawn from the participant’s account will continue to be reinvested until Broadridge receives a written request for withdrawal from the Plan from the participant.

DISCONTINUATION OF DIVIDEND REINVESTMENT AND/OR OPTIONAL CASH PURCHASES

23.	How does a participant discontinue the reinvestment of dividends and/or Optional Cash Purchases under the Plan?

A participant may discontinue the reinvestment of dividends under the Plan by notifying Broadridge in writing to that effect except for Plan shares not withdrawn. Notice of discontinuance should be sent to Broadridge. To prevent the reinvestment of dividends in accordance with the Plan, notice of termination must be received three (3) business days prior to the payment date for the next dividend to be paid. If the notice of termination is received less than three (3) business days from such payment date, the next dividend paid will be reinvested. However, dividends will be paid out in cash on all balances thereafter.

Participants who are discontinuing both dividend reinvestment and optional cash purchases, or the optional cash purchase feature only, should notify Broadridge as stated above. If, at the time of notification, the participant has submitted an optional cash payment that has not yet been invested, Broadridge will invest such cash payment, unless the notification received by Broadridge included written instructions to discontinue optional cash purchases and return all uninvested cash. These instructions must reach Broadridge at least two (2) business days prior to the Investment Date.

Participants need not discontinue the optional cash payment portion of the Plan when discontinuing the automatic dividend reinvestment portion.

24.    What happens when a participant terminates participation in the Plan?

When a participant terminates participation in the Plan by providing Broadridge with a written notice of termination, or upon termination of the Plan by the Company, certificates for whole shares credited to a participant’s account will be issued to the participant and a cash payment will be made for any fractional share interests. However, in the participant’s notice of termination of participation, the participant may direct Broadridge to sell all full and fractional share interests held in the participant’s Plan account. Within five (5) business days or as soon as practicable after receipt of notice of termination, such sales will be made through an independent brokerage organization (which brokerage organization may be an affiliate of Broadridge). Any brokerage fees, transfer and other taxes and other transaction expenses in connection with such sales will be paid by the terminating participant. The proceeds of the sale, net of such expenses, will be sent to the participant. Broadridge charges a commission of $0.05 per share in connection with the sale of shares under the Plan.

SALE OF PLAN SHARES

25.    May a participant’s Plan shares be sold?

If you are a registered shareholder and participating in the Plan, you may sell qualified shares by logging on to your account online, by contacting Broadridge directly, or by signing and returning the Shareholder Sale Request Form. All registered shareholders must sign the Shareholder Sale Request Form. If you need a Shareholder Sale Request Form, you can obtain one by contacting Broadridge or by downloading and printing one directly from our website. Sale orders via telephone carry a $50,000 value limit. Anything above this value limit will have to be submitted via your shareholder account or in writing by completing a Shareholder Sale Request Form.

You may instruct Broadridge to sell shares under the Plan through a Batch Order, Market Order, or a Day Limit Order, if available at Broadridge. Please be aware that all sales options may not be available at all times and options are pending availability at Broadridge.

OTHER INFORMATION

26.    Does participation in the Plan involve risk?

The risk to participants is the same as with any other investment in shares of the Company’s Common Stock. Since purchase prices are established on the dividend payment date or the Investment Date, as applicable, a participant loses any advantage otherwise available from being able to select the timing of investments. Participants should recognize that neither the Company nor Broadridge can assure a profit or protect against a loss on shares of Common Stock purchased under the Plan. See the “Risk Factors” section on Page 3 of this Prospectus.

27.    What happens if the Company has a rights offering, issues a stock dividend or declares a stock split?

In the event that the Company should make available to its shareholders rights to purchase additional shares or other securities, Broadridge will sell or direct the sale (through an independent broker-dealer which may be an affiliate of Broadridge) of the rights accruing to shares held in participant accounts and apply the net proceeds of such sales to the purchase of additional shares of Common Stock.

Any stock dividend or shares resulting from stock splits with respect to full shares and fractional shares credited to a participant’s account will be added to the participant’s account.

Transaction processing may either be curtailed or suspended until the completion of any stock dividend, stock split or corporate action.

28.    How are a participant’s shares voted at meetings of shareholder?

Participants will receive a proxy indicating the total number of shares of Common Stock held, including shares of Common Stock registered in the participant’s name and shares of Common Stock credited to the participant’s Plan account.

If the proxy is returned properly signed and marked for voting, all the shares covered by the proxy, including those shares registered in the participant’s name and those shares credited to the participant’s Plan account, will be voted as marked.

If the proxy is properly signed but with no instructions as to the manner in which the participant’s shares are to be voted with respect to any item thereon, all of the participant’s shares, including shares registered in the participant’s name and shares credited to the participant’s Plan account, will be voted in accordance with the recommendations of the Board of Directors of the Company. If the proxy is not returned or if it is returned unexecuted or improperly executed, the participant’s shares will not be voted.

29.    What are the federal income tax consequences of participation of the Plan?

Generally, a participant will be treated for federal income tax purposes as having received on the dividend payment date, either: (i) the cash dividend, if the shares are purchased on the open market, plus any brokerage costs paid by the Company; or (ii) a dividend equal to the fair market value on the dividend payment date of the shares purchased with reinvested dividends if the shares are purchased directly from the Company.

A participant who makes optional cash payments for the purchase of Common Stock under the Plan will be treated as having purchased shares, on the Investment Date, in an amount equal to the participant’s purchase price per share.

If the participant is not subject to “backup” withholding of federal income tax, the full amount of dividends received will be used to purchase shares under the Plan. However, if the participant is subject to “backup” withholding, the amount of federal income tax withheld will reduce the amount available to purchase shares. A participant is subject to “backup” withholding if the participant fails to certify to the Company his or her Social Security number and that he or she is not subject to backup withholding. Each participant will be required to furnish Form W-9 to the Company which contains the required certifications in order to have dividends on shares enrolled in the Plan reinvested without withholding.

In the case of foreign shareholders whose taxable income under the Plan is subject to Federal income tax withholding, Broadridge will make reinvestments net of the amount of tax required to be withheld. The withholding tax may be reduced or eliminated by treaty between the U.S. and the country in which the Plan participant resides, if the participant provides appropriate documentation to claim the benefit of the treaty. Regular statements of account confirming purchases made for foreign participants will indicate the amount of tax withheld.

The tax basis of any shares acquired through the Plan generally will be the fair market value as of the purchase date plus any brokerage costs paid by the Company on open market purchases. The holding period for shares acquired through the Plan will begin on the day after the date such shares are credited to the participant’s account under the Plan.

A participant will not realize any taxable income upon receipt of certificates for whole shares credited to the participant’s account under the Plan, either upon request for such certificates or upon withdrawal form the Plan. However, upon withdrawal from the Plan, a participant who received a cash payment for a fractional share held in the participant’s account will, if the shares are held as a capital asset, realize a capital gain or loss measured by the difference between the amount of the cash received by the participant and the price at which such fraction was credited to the participant’s account.

The preceding summary is general in nature, and is not a comprehensive summary of all tax considerations that may be relevant to a Plan participant. The summary may be rendered inaccurate by future legislative, administrative or judicial changes to the Federal income tax laws. Each participant in the Plan should discuss their specific tax consequences of participation in the Plan with their tax advisor.

30.    What are the responsibilities of the Company and the Plan Administrator?

Neither the Company nor Broadridge, in administering the Plan, will be liable for any act done in good faith or for any good faith omission to act, including, without limitation, any claim of liability arising out of failure to terminate a participant’s account upon such a participant’s death or adjudicated incompetency prior to receipt of written notice thereof, the prices at which shares are purchased for or sold from the participant’s account, the times when purchases or sales are made, or fluctuations in the market value of the Common Stock.

The payment of dividends is at the discretion of the Board of Directors of the Company and will depend upon future earnings, the Company’s financial condition and other factors. The Board of Directors may change the amount and timing of dividends at any time without notice.

Participants should recognize that neither the Company nor Broadridge can provide any assurance of a profit or protection against a loss on any shares purchased or sold under the Plan.

31.    How is the Plan interpreted and regulated?

The Company may interpret, regulate and take any action in connection with the Plan that it deems reasonably necessary in its sole discretion to carry out the Plan. As a participant in the Plan, you will be bound by any actions taken by the Company or the Plan Administrator.

32.    Where should correspondence under the Plan be directed?

Unless otherwise directed elsewhere in this Prospectus, all correspondence regarding the Plan should be directed to Broadridge Corporate Issuer Solutions, Inc., P.O. Box 1342, Brentwood, NY 11717 (Telephone: (888) 401-4448). For all transaction processing, shareholders should direct all correspondence to Broadridge Corporate Issuer Solutions, Inc., P.O. Box 1342, Brentwood, NY 11717 (Telephone: (888) 401-4448), or shareholders should visit Broadridge’s website at http://shareholder.broadridge.com/frme.

33.    May the Plan be suspended, modified or terminated?

While the Plan is intended to continue indefinitely, the Company reserves the right to suspend or terminate the Plan at any time. The Company also reserves the right to make modifications to the Plan. Participants will be notified of any such suspension, termination or modification. If the Plan is terminated, any uninvested optional cash payments will be returned to participants, certificates for whole shares credited to Plan accounts will be issued and cash payments will be made for any fractional shares credited to such Plan accounts.

The Company intends to use its best efforts to maintain the effectiveness of the Registration Statement filed with the Commission covering the offer and sale of Common Stock under the Plan. However, the Company has no obligation to offer, issue or sell Common Stock to participants under the Plan if, at the time of the offer, issuance or sale, such Registration Statement is for any reason not effective. Also, the Company may elect not to offer or sell Common Stock under the Plan to participants residing in any jurisdiction or foreign country where, in the judgment of the Company, the burden of expense of compliance with applicable blue sky or securities laws make such offer or sale there impracticable or inadvisable. In any of these circumstances, dividends, if and when declared, will be paid in the usual manner to the shareholder and any optional cash payments received from such shareholder will be returned to him or her.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements, and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at http://www.sec.gov and on the investor relations page of our website at https://www.firstmerchants.com. Except for those SEC filings incorporated by reference in this prospectus, none of the other information on our website is part of this prospectus.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC allows us to incorporate by reference into this prospectus the information that we file with it, which means that we can disclose important information to you by referring you to those publicly available documents. The information that we incorporate by reference is an important part of this prospectus. Some information contained in this prospectus updates the information incorporated by reference, and information that we file in the future with the SEC will automatically modify, supersede or update this prospectus. In other words, in the case of a conflict or inconsistency between information in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

This prospectus incorporates by reference the documents listed below and any filings we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”) (other than those “furnished” pursuant to Item 2.02 or Item 7.01 in any Current Report on Form 8-K or other information deemed to have been “furnished” rather than filed in accordance with the SEC’s rules) after the initial filing of the registration statement related to this prospectus until the termination of the offering of the securities covered hereby:

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2021;

•	Our Current Reports on Form 8-K filed on February 8, 2022, February 9, 2022, and February 24, 2022; and

•

The description of First Merchants common shares set forth in the registration statement filed by First Merchants pursuant to Section 12 of the Exchange Act, including any amendment or report filed with the SEC for the purpose of updating such description.

Notwithstanding the foregoing, we are not incorporating any document or information deemed to have been furnished and not filed in accordance with SEC rules.

Upon written or oral request, we will provide, at no cost to the requester, a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. You may make a request by writing to or calling us at the following address or telephone number:

First Merchants Corporation

P.O. Box 792

Muncie, Indiana 47308-0792

Attention: Shareholder Relations

Phone Nos.: (765) 741-7278 or

(800) 262-4261, Ext. 27278

You should rely only on the information contained in this document or to which we have referred you. We have not authorized anyone to provide you with information that is inconsistent with information contained in this document or any document incorporated by reference. This prospectus is not an offer to sell these securities in any state where the offer and sale of these securities is not permitted. The information in this prospectus is current as of its date, and not necessarily as of any later date. If any material change occurs during the period that this prospectus is required to be delivered, this prospectus will be supplemented or amended.

USE OF PROCEEDS

The net proceeds if any received by the Company from the sale of the Common Stock offered hereby will be added to the general funds of the Company and will be used for its continuing operations and general corporate purpose, including investments in or extensions of credit to its banking subsidiaries. The Company has no basis for estimating either the number of shares of Common Stock that will ultimately be sold pursuant to the Plan or the prices at which such shares will be sold. Moreover, the Company may direct that the Plan purchase shares for the account of Plan participants on the open market, through its designated independent purchasing agent, in which case the Company will not receive any funds.

PLAN OF DISTRIBUTION

Except to the extent that the Plan Administrator purchases our Common Stock on the open market, we will sell directly to you, through the Plan Administrator, the shares of Common Stock acquired under the Plan. The shares of Common Stock may be resold in market transactions on any national securities exchange on which shares of our common stock trade or in privately negotiated sale transactions. The Common Stock currently is listed on the Nasdaq Global Select Market under the trading symbol “FRME.”

Subject to the availability of shares of Common Stock registered for issuance under the Plan, there is no total maximum number of shares of Common Stock that can be issued pursuant to the reinvestment of dividends and optional cash purchases. In connection with any reinvestment of dividends or optional cash purchases in which the Plan Administrator purchases shares of Common Stock on the open market, you will not pay any trading fees. However, you will have to pay any fees payable in connection with your voluntary sale of shares from your Plan account and/or withdrawal of shares from the Plan.

LEGAL MATTERS

The validity of the shares of Common Stock being offered by this prospectus will be passed upon for us by Dentons Bingham Greenebaum LLP, Indianapolis, Indiana.

EXPERTS

The consolidated financial statements of First Merchants and its affiliates incorporated in this prospectus by reference to First Merchants’ Annual Report on Form 10-K for the year ended December 31, 2021, were audited by BKD, LLP, an independent registered public accounting firm, whose report thereon contained in such Annual Report on Form 10-K is incorporated herein by reference. Such financial statements have been incorporated herein by reference in reliance upon such report of BKD, LLP given upon the authority of such firm as experts in auditing and accounting.

DIVIDEND REINVESTMENT AND STOCK PURCHASE PLAN

1,000,000 Common Shares

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.    Other Expenses of Issuance and Distribution.

The following is an estimate, subject to future contingencies, of the expenses to be incurred by the Registrant in connection with the issuance and distribution of the securities being registered:

SEC Registration Fee		$(1)
Printing Expenses		(2)
Accounting Fees and Expenses		(2)
Legal Fees and Expenses		(2)
Blue Sky Fees and Expenses		(2)
Transfer Agent Fees and Expenses		(2)
Trustee Fees and Expenses		(2)
Rating Agency Fees		(2)
Miscellaneous		(2)

Total	$

(1)

Deferred in accordance with Rules 456(b) and 457(r) of the Securities Act, except for the registration fee paid in connection with the common shares being registered for purchase under the registrant’s Dividend Reinvestment and Stock Purchase Plan as described herein in the “Calculation of Registration Fee” table.

(2)

These fees will be dependent on the type and dollar amount of securities offered and number of offerings and, therefore, cannot be estimated at this time. Additional information regarding estimated fees and expenses will be provided at the time information is included in a prospectus supplement, if applicable, in accordance with Rule 430B.

Item 15.    Indemnification of Directors and Officers.

Under the Indiana Business Corporation Law, the Registrant may indemnify directors and officers against liabilities asserted against or incurred by them while serving as such or while serving at its request as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan or other enterprise if (i) the individual’s conduct was in good faith, (ii) the individual believed (A) in the case of conduct in the individual’s official capacity, that the individual’s conduct was in the corporation’s best interests and (B) in all other cases, that the individual’s conduct was at least not opposed to the corporation’s best interests, and (iii) in the case of any criminal proceeding, the individual either (A) had reasonable cause to believe the individual’s conduct was lawful or (B) had no reasonable cause to believe the individual’s conduct was unlawful. The Registrant is required under the Indiana Business Corporation Law to indemnify a director or officer who was wholly successful, on the merits or otherwise, in the defense of any proceeding in which the director or officer was a party because the director or officer was serving the corporation in such capacity against reasonable expenses incurred in connection with the proceeding. The articles of incorporation of the Registrant require the indemnification of its directors and officers to the greatest extent permitted by the Indiana Business Corporation Law.

The Indiana Business Corporation Law also permits the Registrant to purchase and maintain on behalf of its directors and officers insurance against liabilities asserted against or incurred by an individual in such capacity, whether or not the Registrant otherwise has the power to indemnify the individual against the same liability under the Indiana Business Corporation Law. Under a directors’ and officers’ liability insurance policy, directors and officers of the Registrant are insured against certain liabilities, including certain liabilities under the Securities Act of 1933, as amended.

Any underwriting agreement that we might enter into (Exhibit 1.1) will provide for indemnification by any underwriters of us, our directors, our officers who sign the registration statement and our controlling persons for some liabilities, including liabilities arising under the Securities Act.

Item 16.    Exhibits.

Number	Description

1.1*	Form of Underwriting Agreement

3.1	First Merchants Corporation Articles of Incorporation, as amended, is incorporated by reference to Exhibit 3.1 of Registrant’s Form 8-K filed May 2, 2017 (SEC File No. 000-17071)

3.2	Bylaws of First Merchants Corporation dated August 11, 2016 are incorporated by reference to Exhibit 3.2 of Registrant’s Annual Report on Form 10-K filed March 1, 2017 (SEC File No. 000-17071)

4.1	Description of the Registrant’s Securities Registered under Section 12 of the Securities Exchange Act of 1934 is incorporated by reference to Exhibit 4.8 of Registrant’s Form 10-K filed February 28, 2020) (SEC File No. 000-17071)

4.2*	Form of Amendment to Articles of Incorporation Creating New Series of Preferred Shares

4.3*	Specimen Certificate for Preferred Shares

4.4*	Form of Deposit Agreement, including form of Depositary Receipt

4.5*	Form of Indenture for Senior Debt, including form of Senior Debt Security

4.6*	Form of Indenture for Subordinated Debt, including form of Subordinated Debt Security

4.7*	Form of Debt Warrant Agreement, including form of Warrant Certificate

4.8*	Form of Preferred Shares Warrant Agreement, including form of Warrant Certificate

4.9*	Form of Common Shares Warrant Agreement, including form of Warrant Certificate

4.10*	Form of Unit Agreement

4.11*	Form of Purchase Contract

4.12*	Form of Pledge Agreement

4.13*	Form of Remarketing Agreement

5.1	Opinion of Dentons Bingham Greenebaum LLP as to the validity of the securities registered hereunder

23.1	Consent of BKD LLP

23.2	Consent of Dentons Bingham Greenebaum LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included on the signature page hereto)

25.1*	Form T-1 Statement of Eligibility of Trustee under the Senior Indenture and the Subordinated Indenture

107	Filing Fee Table

*	If applicable, to be filed by post-effective amendment or by a Current Report on Form 8-K and incorporated by reference herein.

Item 17.    Undertakings.

(a)    The undersigned Registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(A)	to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(B)

to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(C)

to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (A), (B) and (C) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A)

Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)    That, for the purpose of determining liability of the Registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned Registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

(b)    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)    The undersigned Registrant hereby undertakes to supplement the prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

(d)    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(e)    The undersigned Registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of section 310 of the Trust Indenture Act (“Act”) in accordance with the rules and regulations prescribed by the SEC under section 305(b)(2) of the Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Muncie, State of Indiana, on March 15, 2022.

FIRST MERCHANTS CORPORATION By: /s/ Mark K. Hardwick Mark K. Hardwick, Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark K. Hardwick and Michele M. Kawiecki and each of them his/her true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any subsequent registration statement filed by First Merchants Corporation pursuant to Rule 462(b) of the Securities Act of 1933, and to file the same, with all exhibits thereto, and other documents in connection therewith with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents full power and authority to perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his/her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed as of the 15th day of March, 2022 by the following persons in the capacities indicated.

/s/ Mark K. Hardwick	Chief Executive Officer and Director (Principal Executive Officer)
Mark K. Hardwick

/s/ Michele M. Kawiecki	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)
Michele M. Kawiecki

/s/ Charles E. Schalliol	Chairman of the Board and Director
Charles E. Schalliol

/s/ Michael R. Becher	Director
Michael R. Becher

/s/ Susan W. Brooks	Director
Susan W. Brooks

/s/ Michael J. Fisher	Director
Michael J. Fisher

/s/ F. Howard Halderman	Director
F. Howard Halderman

/s/ William L. Hoy	Director
William L. Hoy

/s/ Clark C. Kellogg	Director
Clark C. Kellogg

/s/ Gary J. Lehman	Director
Gary J. Lehman

/s/ Michael C. Rechin	Director
Michael C. Rechin

/s/ Patrick A. Sherman	Director
Patrick A. Sherman

/s/ Jean L. Wojtowicz	Director
Jean L. Wojtowicz